Exhibit 23.3
                                                                  ------------

                               CONSENT OF COUNSEL

           We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption "Tax Consequences" in the Prospectus related to this Registration Statement on Form S-8 filed by Conexant Systems, Inc. in respect of the Conexant Systems, Inc. 2000 Non-Qualified Stock Plan, as amended.

CHADBOURNE & PARKE LLP


New York, New York
January 31, 2001